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                                                                      EXHIBIT 11

                                  AMSURG CORP.
                               EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

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
                                                                                                                  PER
                                                                                     EARNINGS        SHARES      SHARE
                                                                                    (NUMERATOR)   (DENOMINATOR)  AMOUNT
                                                                                    -----------   -------------  ------
For the three months ended March 31, 2006:
    Net earnings from continuing operations per common
       share (basic)............................................................      $8,725         29,693      $0.29
    Effect of dilutive securities options.......................................           -            526
                                                                                      ------         ------
        Net earnings from continuing operations per
              common share (diluted)............................................      $8,725         30,219      $0.29
                                                                                      ======         ======

    Net earnings per common share (basic).......................................      $8,725         29,693      $0.29
    Effect of dilutive securities options.......................................           -            526
                                                                                      ------         ------
        Net earnings per common share (diluted).................................      $8,725         30,219      $0.29
                                                                                      ======         ======
For the three months ended March 31, 2005:
    Net earnings from continuing operations per common
       share (basic)............................................................      $8,751         29,451      $0.30
    Effect of dilutive securities options.......................................           -            573
                                                                                      ------         ------

        Net earnings from continuing operations per
              common share (diluted)............................................      $8,751         30,024      $0.29
                                                                                      ======         ======

    Net earnings per common share (basic).......................................      $8,652         29,451      $0.29
    Effect of dilutive securities options.......................................           -            573
                                                                                      ------         ------
        Net earnings per common share (diluted).................................      $8,652         30,024      $0.29
                                                                                      ======         ======
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